UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/31/2010

Commission file number: 000-53632

BAKKEN RESOURCES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

 (Address of principal executive offices)

(406) 442-9444

(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 3.02 - Unregistered Sales Of Equity Securities.

On December 31, 2010, Bakken Resources, Inc. (BRI) issued 860,000 shares of its restricted common stock to eight accredited investors at $.25 per share ($215,000), in a follow-on second closing of a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  Shares were offered in $.50 Units consisting of two shares of common stock and one Stock Purchase Warrant to purchase one share of common stock at $.50 for three years, callable at $0.01 per share at any time after July 31, 2011, if the underlying shares are registered, and the common stock trades for 20 consecutive trading days at an average closing sales price of $.75 or more.

The private placement offering was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and Section 4(2) of the Securities Act.  The purchasers of the shares were provided with a private placement memorandum as well as copies of our Form 10-K filed on March 31, 2010 and our Form 10-Q for the quarter ended March 31, 2010, our Form 10-Q for the quarter ended June 30, 2010 filed on May 19, 2010.   We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that they were capable of evaluating the merits and risks of the investment.  The recipients had the opportunity to speak with our officers and directors prior to their investment decisions.

The net proceeds to us from the sale of the 860,000 shares at $.25 per share, after deducting the expenses of the offering are estimated to be approximately $205,000.  $10,000 was paid out pursuant to a consulting contract with a foreign investment company for identifying potential investors.  We used the funds from the private placement approximately as follows, (i) $10,000 was paid as consulting fees; and (ii) The balance of $205,000 was allocated to cover general working capital purposes.  Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, or other similar short-term, interest bearing investments.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Appointment of Officers

Effective January 4, 2011, the following individual was appointed as our executive officer (“New Officer”):

Name	Age	Position(s) held:
Herman R. Landeis	77	Chief Financial Officer, Treasurer

There are no existing family relationships amongst our officers.

(b)	Appointment of Directors

Effective January 4, 2011, the following individual was appointed as a new member of our board of directors (“New Director”):

Name	Age	Positions Held:
Herman R. Landeis	77	Director

HERMAN R. LANDEIS (77) - Mr. Landeis worked as a professional Draftsman for Marathon Oil Corporation from 1955 until 1972, except for a two year leave of absence to serve in the Military (Army), where he was honorably discharged.  Mr. Landeis received a Certified License as a Professional Appraiser from the University of Nebraska in 1972.  In 1972 he became the Western Region Tax Manager for Marathon Oil Corporation, based out of Casper, Wyoming, and held that position until he retired in 1992.  As a Tax Manager for Marathon Oil Corporation, he was responsible for and managed a variety of financial matters related to property tax negotiations, valuation of company owned assets and property, and conducting various financial analysis on operations in the Western United States.  These properties included the Interstate Pipeline running from Montana to Missouri, properties in Alaska, five off-shore platforms and numerous operating oil and gas properties in the Western United States.  Since his retirement n 1992, he has acted as a consultant to the oil and gas industry related to special projects involving tax matters, appraisals and valuation of property.

There are no existing family relationships among our directors.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  January 5, 2010

 BAKKEN RESOURCES, INC.

By:

/s/ Val M. Holms

Val M. Holms

President & CEO